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                                  EXHIBIT 21.1


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                           SUBSIDIARIES OF THE COMPANY

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
                SUBSIDIARY                                   STATE OF INCORPORATION
                ----------                                   ----------------------
        Amite Foundry and Machine, Inc.                          Louisiana

        Prospect Foundry, Inc.                                   Minnesota

        Quaker Alloy, Inc.                                       Pennsylvania

        Canadian Steel Foundries Ltd.                            Quebec, Canada

        Kramer International, Inc.                               Wisconsin

        Empire Steel Castings, Inc.                              Pennsylvania

        La Grange Foundry Inc.                                   Missouri

        The G&C Foundry Company                                  Ohio

        Los Angeles Die Casting Inc.                             California

        Canada Alloy Castings, Ltd.                              Ontario, Canada

        Pennsylvania Steel Foundry &                             Pennsylvania
         Machine Company

        Jahn Foundry Corp.                                       Massachusetts

        PrimeCast, Inc.                                          Wisconsin

        Inverness Castings Group, Inc.                           Delaware

        Atchison Casting UK Limited                              England

        Sheffield Forgemasters Group, Ltd.                       England

        Sheffield Forgemasters Engineering Ltd.                  England

        Sheffield Forgemasters Rolls Ltd.                        England

        Claremont Foundry, Inc.                                  Delaware

        London Precision Machine & Tool Ltd.                     Ontario, Canada

        Foundrie d'Autun                                         Autun, France
